Exhibit 99.1
                                                                  News
For more information, contact:
Kelli Powers, (314) 577-9618

ANHEUSER-BUSCH COS. REPORTS INCREASED SALES AND EARNINGS
FOR THE THIRD QUARTER AND NINE MONTHS OF 2006

ST. LOUIS, October 25, 2006 - Led by strong domestic beer revenues and earnings, Anheuser-Busch Cos. Inc. today reported that third quarter 2006 net sales increased 4.7 percent and diluted earnings per share (excluding a one-time litigation settlement in 2005) increased 7.9 percent 1/. For the nine months of 2006, net sales increased 5.3 percent and diluted earnings per share (excluding one-time items in both years) improved 7.1 percent 1/.
“We are pleased with our earnings results to date,” said Patrick Stokes, president and chief executive officer of the company. “Earnings growth for the company’s domestic beer business accelerated in the quarter, with pretax income up 7 percent. Beer shipments to wholesalers increased 1.1 percent in the third quarter while revenue per barrel 2/ was up 2.8 percent versus last year. Productivity improvement initiatives, along with somewhat lesser energy cost increases, have helped mitigate continuing cost pressures. In addition, our international beer segment, led by Grupo Modelo, and our entertainment segment are having outstanding years. We expect Anheuser-Busch’s positive performance to continue through the end of the year and our earnings to continue to improve in 2007.”
Consistent with the pattern for 2006 pricing actions, the company plans to implement increases on the majority of its beer volume in early 2007, with a few selective increases occurring in the fourth quarter 2006. As in the past, pricing initiatives will be tailored to selected markets, brands and packages.
- more -

Third Quarter Earnings
Anheuser-Busch
Add One

BEER SALES RESULTS

The company’s reported beer volume for the third quarter and nine months of 2006 is summarized in the following table:

Reported Beer Volume (millions of barrels) for Periods Ended September 30
	Third Quarter			Nine Months
		Versus 2005		Versus 2005
	2006	Barrels	%	2006	Barrels	%
Domestic	27.5	Up 0.3	Up 1.1%	80.0	Up 2.0	Up 2.6%
International	6.5	Up 0.4	Up 5.9%	17.1	Up 1.7	Up 10.9%
Worldwide A-B Brands	34.0	Up 0.7	Up 2.0%	97.1	Up 3.7	Up 4.0%
Equity Partner Brands	9.2	Up 0.5	Up 6.6%	24.1	Up 4.3	Up 22.0%
Total Brands	43.2	Up 1.2	Up 2.9%	121.2	Up 8.0	Up 7.1%

Domestic beer shipments-to-wholesalers increased 1.1 percent for the third quarter while sales-to-retailers decreased 0.4 percent (on a selling day adjusted basis), with Rolling Rock, Grolsch and Tiger contributing 0.8 points of growth to both shipments and sales-to-retailers.
Year-to-date, shipments-to-wholesalers increased 2.6 percent and sales-to-retailers increased 0.9 percent, with Rolling Rock, Grolsch and Tiger contributing 0.4 points of growth to shipments and sales-to-retailers. The increase in year-to-date sales-to-retailers was led by Bud Light, which grew over 4 percent. Wholesaler inventories at the end of the third quarter were just under two days higher than at the end of the third quarter 2005.
The company’s estimated domestic market share (excluding exports) for the nine months of 2006 was 49.0 percent, compared with 2005 market share of 48.9 percent. Domestic market share is based on estimated U.S. beer industry shipment volume using information provided by the Beer Institute and the U.S. Department of Commerce.

Third Quarter Earnings
Anheuser-Busch
Add Two

International volume, consisting of Anheuser-Busch brands produced overseas by company-owned breweries and under license and contract brewing agreements, plus exports from the company’s U.S. breweries to markets around the world, increased 6 percent for the third quarter and 11 percent for the nine months of 2006. These increases are primarily due to increased volume in China and Canada in both periods plus an increase in Mexico year-to-date.
Worldwide Anheuser-Busch brands volume, comprised of domestic volume and international volume, increased 2 percent and 4 percent, respectively, for the third quarter and nine months of 2006 versus 2005, to 34 million and 97 million barrels, respectively.
Total brands volume, which combines worldwide Anheuser-Busch brand volume with equity partner volume (representing the company’s share of its equity partners’ volume on a one-month lag basis) was 43 million barrels in the third quarter 2006, up 1 million barrels, or 3 percent. Total brands volume was up 7 percent, to 121 million barrels for the nine months of 2006.
Equity partner brands volume grew 7 percent and 22 percent, respectively, for the third quarter and nine months of 2006 due to Modelo and Tsingtao volume growth. The company began equity accounting for Tsingtao in May 2005.

Third Quarter Earnings
Anheuser-Busch
Add Three

THIRD QUARTER 2006 FINANCIAL RESULTS

Effective in the first quarter 2006, Anheuser-Busch adopted FAS 123R, “Share-Based Payment.” FAS 123R requires the recognition of stock compensation expense for stock options and other forms of equity compensation, based on the fair value of the instruments on the date of grant. In order to enhance the comparability of all periods presented and provide the fullest understanding of the impact that expensing stock compensation has on the company’s financial results, Anheuser-Busch elected to apply the modified retrospective method of adopting FAS 123R. The company has therefore recast 2005 results to incorporate the impact of previously disclosed pro forma stock compensation expense. For financial reporting purposes, stock compensation expense is included in cost of sales and marketing, distribution and administrative expenses, depending on where the recipient’s cash compensation is reported. Stock compensation expense is classified as a corporate item for segment reporting. Stock compensation expense was $.02 per share in the third quarters of both 2006 and 2005, and was $.05 per share for the nine months of both years.
Key operating results and a discussion of financial highlights for the third quarter 2006 versus 2005 follow.

	($ in millions, except per share)
	Third Quarter		2006 vs. 2005
	2006	2005	$	%
Gross Sales	$4,877	$4,689	Up $188	Up 4.0%
Net Sales	$4,281	$4,089	Up $192	Up 4.7%
Income Before Income Taxes	$793	$624	Up $169	Up 26.9%
Equity Income	$157	$147	Up $10	Up 6.4%
Net Income	$638	$505	Up $133	Up 26.3%
Diluted Earnings per Share	$.82	$.65	Up $.17	Up 26.2%

Third Quarter Earnings
Anheuser-Busch
Add Four

•
Net sales increased 4.7 percent driven by increases from all operating segments. Domestic beer segment sales increased 3.9 percent due to 1.1 percent higher beer sales volume combined with a 2.8 percent increase in revenue per barrel, while international beer sales were up 4 percent on volume increases. Packaging segment sales increased 6 percent due to higher recycling sales. Entertainment revenues increased 9 percent due to higher attendance.

•
Income before income taxes 1/, excluding the 2005 litigation settlement discussed below, increased 8.7 percent versus the prior year, primarily due to increased profits from domestic and international beer and entertainment operations. Reported income before income taxes increased 27 percent compared to 2005.

In the third quarter 2005, Anheuser-Busch settled litigation involving one of its former independent wholesalers and incurred a one-time pretax charge of $105 million, or $.12 per share, which is reported as a separate line item in the consolidated income statement.

Pretax profits for the domestic beer segment increased 7 percent, primarily due to higher beer sales volume, increased revenue per barrel and lower marketing costs, partially offset by higher beer production costs.

International beer pretax income was up 22 percent versus prior year, primarily from increased earnings in China partially offset by lower profits in the United Kingdom.

Third Quarter Earnings
Anheuser-Busch
Add Five

Packaging segment pretax profits were down 3 percent, primarily from lower can manufacturing profits, partially offset by higher earnings in bottle manufacturing and recycling operations.

Entertainment segment pretax income improved 10 percent due to higher attendance and increased in-park spending, partially offset by higher operating costs.

•	Equity income increased 6.4 percent reflecting Grupo Modelo volume growth, price increases taken in Mexico at the beginning of the year, and a lower Mexican income tax rate.

•
Excluding the impact of the 2005 litigation settlement, the effective income tax rate of 39.3 percent for the third quarter 2006 increased 100 basis points due to higher taxes on foreign earnings, while net income and diluted earnings per share increased 6.7 percent and 7.9 percent, respectively.1/ On a reported basis, net income increased 26.3 percent, diluted earnings per share increased 26.2 percent, to $.82, and the effective income tax rate decreased 340 basis points.

NINE MONTHS OF 2006 FINANCIAL RESULTS

Key operating results and a discussion of financial highlights for the nine months of 2006 vs. 2005 follow.

	($ in millions, except per share)
	Nine Months		2006 vs. 2005
	2006	2005	$	%
Gross Sales	$14,027	$13,372	Up $655	Up 4.9%
Net Sales	$12,292	$11,670	Up $622	Up 5.3%
Income Before Income Taxes	$2,172	$1,967	Up $205	Up 10.4%
Equity Income	$449	$390	Up $59	Up 15.1%
Net Income	$1,775	$1,599	Up $176	Up 11.0%
Diluted Earnings per Share	$2.28	$2.04	Up $.24	Up 11.8%

Third Quarter Earnings
Anheuser-Busch
Add Six

•
Net sales increased 5 percent due to contributions from all of the company’s business segments. Domestic beer net sales increased 3.8 percent due to 2.6 percent higher beer sales volume and 1.2 percent higher revenue per barrel. International beer segment net sales grew 8 percent on volume increases, packaging segment sales increased 10 percent due to higher recycling revenues, and entertainment sales increased 9 percent primarily from increased attendance.

•
Income before income taxes increased 5.6 percent, 1/ excluding both the litigation settlement previously discussed and the $15.4 million pretax gain in 2005 from the sale of the company’s equity interest in its Spanish theme park investment, Port Aventura. On a reported basis, pretax income increased 10.4 percent, due to higher profits in all business segments.

Income before income taxes for domestic beer was up 3 percent due to higher volume, increased revenue per barrel and lower marketing costs, partially offset by higher beer production costs.

International beer pretax income increased 8 percent primarily due to increased profits in China, Canada and Mexico, partially offset by lower earnings in the United Kingdom.

Packaging segment pretax income increased 2 percent primarily due to higher can and bottle manufacturing profits, partially offset by higher costs for label manufacturing.

Entertainment segment pretax results improved 15 percent due to increased attendance and in-park spending, partially offset by higher park operating expenses.

Third Quarter Earnings
Anheuser-Busch
Add Seven

•	Equity income increased 15 percent due to Grupo Modelo volume increases, pricing growth and a lower Mexican income tax rate.

•
Comparisons of net income, earnings per share and the effective income tax rate are all impacted by one-time income tax events in both years, as well as the 2005 litigation settlement and gain on the sale of the Spanish theme park investment. In 2006, Anheuser-Busch recognized a gain of $7.8 million from the reduction of deferred income taxes resulting from state income tax reform legislation in Texas, while in 2005 the company recognized a similar gain of $7.2 million due to tax reform legislation in Ohio and also reported a $6.8 million favorable settlement of certain Chilean taxes associated with the 2004 sale of the company’s equity stake in Compañía Cervecerías Unidas S.A. (CCU).

Excluding these one-time items from both years, net income and diluted earnings per share for the nine months of 2006 would have increased 6.5 percent and 7.1 percent, respectively, 1/ and the 2006 effective income tax rate would have been 39.3 percent, an increase of 100 basis points versus 2005 due to higher taxes on foreign earnings. On a reported basis net income increased 11.0 percent, diluted earnings per share were up 11.8 percent, to $2.28 and the 2006 effective income tax rate was up 50 basis points to 39.0 percent.

Earnings per share benefited from the company’s repurchase of over 13 million shares during the nine months of 2006.

Third Quarter Earnings
Anheuser-Busch
Add Eight

Other Matters

Anheuser-Busch will conduct a conference call with investors to discuss results for the third quarter and nine months at 3 p.m. CDT today. The company will broadcast the conference call live via the Internet. For details visit the company’s site on the Internet at www.anheuser-busch.com.

# # #

Third Quarter Earnings
Anheuser-Busch
Add Nine

Notes

1. Reconciliation of Comparative Third Quarter and Nine Months Results

($ in millions, except per share)	Income
	Before	Provision
	Income	for Income	Net	Earnings	Effective
Third Quarter	Taxes	Taxes	Income	Per Share	Tax Rate
2006
Reported	$792.5	($311.5)	$637.5	$0.82	39.3%

2005
As Reported	$643.3	($272.2)	$518.2	$0.66
FAS 123R Impact	(19.0)	5.6	(13.4)	(0.017)
Including FAS 123R	624.3	(266.6)	504.8	0.65	42.7%
Litigation Settlement	105.0	(12.6)	92.4	0.118
Excluding One-Time Items	$729.3	($279.2)	$597.2	$0.76	38.3%

Percentage Change - 2006 vs. 2005
Including FAS 123R	26.9%		26.3%	26.2%	-3.4%
Excluding One-Time Items	8.7%		6.7%	7.9%	1.0%

Nine Months
2006
Reported	$2,172.1	($846.9)	$1,774.5	$2.28	39.0%
Texas Income Tax Legislation Benefit		(7.8)	(7.8)	(0.01)
Excluding One-Time Item	$2,172.1	($854.7)	$1,766.7	$2.27	39.3%

2005
As Reported	$2,023.6	($775.8)	$1,638.0	$2.09
FAS 123R Impact	(56.9)	17.7	(39.2)	(.05)
Including FAS 123R	1,966.7	(758.1)	1,598.8	2.04	38.5%
Gain on Sale of Spanish Theme Park	(15.4)	(3.5)	(18.9)	(.024)
Chile Income Tax Settlement Benefit		(6.8)	(6.8)	(.009)
Ohio Income Tax Legislation Benefit		(7.2)	(7.2)	(.009)
Litigation Settlement	105.0	(12.6)	92.4	.118
Excluding One-Time Items	$2,056.3	($788.2)	$1,658.3	$2.12	38.3%

Percentage Change - 2006 vs. 2005
Including FAS 123R	10.4%		11.0%	11.8%	0.5%
Excluding One-Time Items	5.6%		6.5%	7.1%	1.0%

Third Quarter Earnings
Anheuser-Busch
Add Ten

2.
Domestic revenue per barrel is calculated as net sales generated by the company’s domestic beer operations on barrels of beer sold, determined on a U.S. GAAP basis, divided by the volume of beer shipped to U.S. wholesalers.

This release contains forward-looking statements regarding the company’s expectations concerning its future operations, earnings and prospects. On the date the forward-looking statements are made, the statements represent the company’s expectations, but the company’s expectations concerning its future operations, earnings and prospects may change. The company’s expectations involve risks and uncertainties (both favorable and unfavorable) and are based on many assumptions that the company believes to be reasonable, but such assumptions may ultimately prove to be inaccurate or incomplete, in whole or in part. Accordingly, there can be no assurances that the company’s expectations and the forward-looking statements will be correct. Important factors that could cause actual results to differ (favorably or unfavorably) from the expectations stated in this release include, among others, changes in the pricing environment for the company’s products; changes in U.S. demand for malt beverage products, including changes in U.S. demand for other alcohol beverages; changes in consumer preference for the company’s malt beverage products; changes in the cost of marketing the company’s malt beverage products; regulatory or legislative changes, including changes in beer excise taxes at either the federal or state level and changes in income taxes; changes in the litigation to which the company is a party; changes in raw materials prices; changes in packaging materials costs; changes in energy costs; changes in the financial condition of the company's suppliers; changes in interest rates; changes in foreign currency exchange rates; unusual weather conditions that could impact beer consumption in the U.S.; changes in attendance and consumer spending patterns for the company’s theme park operations; changes in demand for aluminum beverage containers; changes in the company’s international beer business or in the beer business of the company’s international equity partners; changes in the economies of the countries in which the company’s international beer business or its international equity partners operate; changes in the company’s credit rating resulting from future acquisitions or divestitures; and the effect of stock market conditions on the company’s share repurchase program. Anheuser-Busch disclaims any obligation to update or revise any of these forward-looking statements. Additional risk factors concerning the company can be found in the company’s most recent Form 10-K.

Anheuser-Busch Companies, Inc.
Consolidated Statement of Income (Unaudited)
(In Millions, Except Per Share)

	Third Quarter		Nine Months
	Ended September 30		Ended September 30
	2006	2005	2006	2005
Gross sales	$4,876.5	$4,689.4	$14,026.8	$13,371.8
Excise taxes	(595.8)	(600.9)	(1,734.5)	(1,701.5)
Net sales	4,280.7	4,088.5	12,292.3	11,670.3
Cost of sales	(2,644.6)	(2,517.6)	(7,723.0)	(7,228.4)
Marketing, distribution and
administrative expenses	(738.2)	(723.6)	(2,068.2)	(2,055.1)
Litigation Settlement	-	(105.0)	-	(105.0)
Operating income	897.9	742.3	2,501.1	2,281.8
Interest expense	(111.3)	(112.5)	(341.6)	(343.2)
Interest capitalized	4.4	4.1	13.4	14.8
Interest income	0.6	0.2	1.4	2.4
Other income/(expense), net	0.9	(9.8)	(2.2)	10.9
Income before income taxes	792.5	624.3	2,172.1	1,966.7
Provision for income taxes	(311.5)	(266.6)	(846.9)	(758.1)
Equity income, net of tax	156.5	147.1	449.3	390.2
Net income	$637.5	$504.8	$1,774.5	$1,598.8
Basic earnings per share	$.83	$.65	$2.30	$2.06
Diluted earnings per share	$.82	$.65	$2.28	$2.04

Weighted Average Shares Outstanding:
Basic	769.0	776.5	771.6	777.6
Diluted	775.9	780.8	778.0	783.2

Anheuser-Busch Companies, Inc.
Comparative Business Segments (Unaudited)
Third Quarter Ended September 30
(In Millions)

	Domestic	International			Corporate
Third Quarter	Beer	Beer	Packaging	Entertainment	& Elimns	Consol.
2006
Gross Sales	$3,594.2	319.1	641.8	444.4	(123.0)	$4,876.5
Net Sales:
- Intersegment	$0.7	-	240.4	-	(241.1)	$0.0
- External	$3,054.9	262.0	401.4	444.4	118.0	$4,280.7
Income Before
Income Taxes	$789.7	27.3	39.0	157.3	(220.8)	$792.5
Equity Income	$1.4	155.1	-	-	-	$156.5
Net Income	$491.0	172.0	24.2	97.5	(147.2)	$637.5

2005
Gross Sales	$3,475.2	318.9	616.1	408.4	(129.2)	$4,689.4
Net Sales:
- Intersegment	$0.7	-	238.6	-	(239.3)	$0.0
- External	$2,940.2	252.3	377.5	408.4	110.1	$4,088.5
Income Before
Income Taxes	$738.8	22.3	40.3	143.5	(320.6)	$624.3
Equity Income	$0.0	147.1	-	-	-	$147.1
Net Income	$458.0	161.0	24.9	89.0	(228.1)	$504.8

The company adopted FAS 123R, “Share-Based Payment,” effective in the first quarter 2006 and has elected to apply the modified retrospective method of adoption. Pursuant to the modified retrospective approach, 2005 corporate information has therefore been updated to include the impact of previously disclosed pro forma stock compensation expense. Stock compensation expense is classified as a corporate item for segment reporting purposes.

Anheuser-Busch Companies, Inc.
Comparative Business Segments (Unaudited)
Nine Months Ended September 30
(In Millions)

	Domestic	International			Corporate
Nine Months	Beer	Beer	Packaging	Entertainment	and Elims	Consol.
2006
Gross Sales	$10,480.4	916.1	1,985.9	984.5	(340.1)	$14,026.8
Net Sales:
- Intersegment	$2.2	-	709.6	-	(711.8)	$0.0
- External	$8,913.2	746.6	1,276.3	984.5	371.7	$12,292.3
Income Before
Income Taxes	$2,366.6	75.4	122.9	248.2	(641.0)	$2,172.1
Equity Income	$3.1	446.2	-	-	-	$449.3
Net Income	$1,470.4	492.9	76.2	153.9	(418.9)	$1,774.5

2005
Gross Sales	$10,121.0	864.0	1,831.5	904.4	(349.1)	$13,371.8
Net Sales:
- Intersegment	$2.1	-	674.7	-	(676.8)	$0.0
- External	$8,587.3	694.1	1,156.8	904.4	327.7	$11,670.3
Income Before
Income Taxes	$2,293.4	70.1	120.4	215.1	(732.3)	$1,966.7
Equity Income	$0.0	390.2	-	-	-	$390.2
Net Income	$1,421.9	433.7	74.6	133.4	(464.8)	$1,598.8

The company adopted FAS 123R, “Share-Based Payment,” effective in the first quarter 2006 and has elected to apply the modified retrospective method of adoption. Pursuant to the modified retrospective approach, 2005 corporate information has therefore been updated to include the impact of previously disclosed pro forma stock compensation expense. Stock compensation expense is classified as a corporate item for segment reporting purposes.

Anheuser-Busch Companies, Inc.
Consolidated Balance Sheet (Unaudited)
(In Millions)

	September 30,	December 31,
	2006	2005
Assets
Current Assets:
Cash	$191.2	$225.8
Accounts receivable	903.4	681.4
Inventories	655.8	654.5
Other current assets	197.6	197.0
Total current assets	1,948.0	1,758.7
Investments in affiliated companies	3,525.7	3,448.2
Plant and equipment, net	8,836.0	9,041.6
Intangible assets, including goodwill of $1,061.5 and $1,034.5	1,349.2	1,232.6
Other assets	1,218.9	1,073.9
Total assets	$16,877.8	$16,555.0

Liabilities and Shareholders Equity
Current Liabilities:
Accounts payable	$1,314.9	$1,249.5
Accrued salaries, wages and benefits	313.8	250.9
Accrued taxes	263.2	156.7
Accrued interest	118.4	123.7
Other current liabilities	235.1	201.8
Total current liabilities	2,245.4	1,982.6
Postretirement benefits	441.1	444.3
Debt	7,392.5	7,972.1
Deferred income taxes	1,317.0	1,345.9
Other long-term liabilities	1,137.6	1,130.3
Shareholders Equity:
Common stock	1,473.0	1,468.6
Capital in excess of par value	2,870.3	2,685.9
Retained earnings	16,827.5	15,698.0
Treasury stock, at cost	(15,838.5)	(15,258.9)
Accumulated non-owner changes in equity	(988.1)	(913.8)
Total Shareholders Equity	4,344.2	3,679.8
Commitments and contingencies	-	-
Total Liabilities and Shareholders Equity	$16,877.8	$16,555.0

Anheuser-Busch Companies, Inc.
Consolidated Statement of Cash Flows (Unaudited)
(In Millions)

	Nine Months
	Ended September 30,
	2006	2005
Cash flow from operating activities:
Net income	$1,774.5	$1,598.8
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	740.3	732.3
Decrease in deferred income taxes	(38.8)	(73.3)
Stock-based compensation expense	52.1	56.9
Undistributed earnings of affiliated companies	(202.2)	(180.2)
Gain on sale of business	-	(15.4)
Other, net	(131.2)	125.6
Operating cash flow before the change in working capital	2,194.7	2,244.7
Decrease / (Increase) in working capital	30.8	(98.4)
Cash provided by operating activities	2,225.5	2,146.3

Cash flow from investing activities:
Capital expenditures	(486.5)	(823.1)
Acquisitions	(82.3)	-
Proceeds from sale of business	-	48.3
Cash used for investing activities	(568.8)	(774.8)

Cash flow from financing activities:
Increase in debt	317.3	-
Decrease in debt	(902.8)	(320.2)
Dividends paid to shareholders	(645.0)	(591.1)
Acquisition of treasury stock	(580.2)	(620.4)
Shares issued under stock plans	119.4	124.0
Cash used for financing activities	(1,691.3)	(1,407.7)
Net decrease in cash during the period	(34.6)	(36.2)
Cash, beginning of period	225.8	228.1
Cash, end of period	$191.2	$191.9